UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2011

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(e)

AUTOMATIC ONE-YEAR RENEWAL OF EXECUTIVE OFFICER’S EMPLOYMENT AGREEMENT AND SPECIAL EQUITY GRANT

On May 17, 2011, pursuant to a letter agreement, Stuart M. Essig, the Chief Executive Officer of Integra LifeSciences Holdings Corporation (the “Company), and the Company each agreed not to exercise their respective right to provide notice to the other of non-renewal of the current term of his employment agreement. As a result, the term of his employment agreement was automatically extended through December 31, 2012 pursuant to the terms of the agreement.

In consideration of such agreement by Mr. Essig, on May 17, 2011, the Compensation Committee of the Board of Directors of the Company approved a grant, effective May 17, 2011, to him of fully vested contract stock/units covering 165,000 shares of the Corporation’s common stock. The shares underlying the units will be paid out within three business days following the first business day that occurs immediately following the six-month period after the Executive’s separation from service with the Company.

The foregoing description of the extension of the term of the employment agreement and the contract stock/units grant is qualified in its entirety by reference to the letter agreement and contract stock/units agreement which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 5.07. SUBMISSON OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Integra LifeSciences Holdings Corporation (the “Company”) was held on May 17, 2011. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors’ nominees for director were elected to serve until the Company’s 2012 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominees	For	Against	Abstain	Broker Non-Vote
Thomas J. Baltimore, Jr.	25,602,987	431,411	3,911	1,218,711
Keith Bradley	25,349,973	684,425	3,911	1,218,711
Richard E. Caruso	25,652,028	324,691	61,590	1,218,711
Stuart M. Essig	25,712,141	322,248	3,920	1,218,711
Neal Moszkowski	25,594,643	439,921	3,745	1,218,711
Raymond G. Murphy	25,956,616	77,543	4,150	1,218,711
Christian S. Schade	25,965,469	68,679	4,161	1,218,711
James M. Sullivan	25,241,280	792,879	4,150	1,218,711
Anne M. VanLent	25,958,663	75,526	4,120	1,218,711

Item No. 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Vote
26,956,416	290,878	9,726	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of certain executive officers, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Vote
23,211,067	2,809,817	17,425	1,218,711

Item No. 4: The stockholders voted, on an advisory, non-binding basis, on how frequently advisory votes on executive compensation should be held as set forth in the table below.

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
11,897,289	656,957	13,345,403	78,351	1,279,020

Based on the results of this vote, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on executive compensation until the next required vote on the frequency of stockholder votes on executive compensation. The Company is required to hold advisory votes on frequency every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

May 23, 2011	By:	John B. Henneman III

Name: John B. Henneman III
Title: Executive Vice President, Finance & Administration, and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated May 17, 2011 between the Company and Stuart M. Essig
10.2	Contract Stock/Units Agreement dated as of May 17, 2011 between the Company and Stuart M. Essig